                                                                     Exhibit 2.3

                                  PARTNERSHIP

                               MERGER AGREEMENT

                           dated as of May 10, 2001

                                 by and among

                            G & L ACQUISITION, LLC,

                            G & L PARTNERSHIP, LLC,

                              G & L REALTY CORP.

                                      and

                        G & L REALTY PARTNERSHIP, L.P.

                               TABLE OF CONTENTS

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                                                                                                                Page
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ARTICLE I. THE PARTNERSHIP MERGER...............................................................................   1

         1.1   The Partnership Merger...........................................................................   1
         1.2   Closing..........................................................................................   2
         1.3   Effective Time...................................................................................   2
         1.4   Effect of the Partnership Merger.................................................................   2
         1.5   Conversion of Securities.........................................................................   2
         1.6   Further Assurances...............................................................................   3

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GENERAL PARTNER...................................   3

         2.1   Organization, Standing and Power.................................................................   3
         2.2   Authorization; Binding Agreement.................................................................   3
         2.3   Capitalization...................................................................................   4
         2.4   Governmental Consents and Approvals..............................................................   4
         2.5   No Violation.....................................................................................   4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB........................................   5

         3.1   Formation and Good Standing......................................................................   5
         3.2   Authorization; Binding Agreement.................................................................   5
         3.3   Capital Structure................................................................................   5
         3.4   No Violation.....................................................................................   6
         3.5   Governmental Consents and Approvals..............................................................   6
         3.6   No Prior Activities..............................................................................   6

ARTICLE IV. COVENANTS...........................................................................................   6

         4.1   Additional Actions...............................................................................   6
         4.2   Notification of Certain Matters..................................................................   7

ARTICLE V. CONDITIONS...........................................................................................   7

         5.1   Conditions to Each Party's Obligation to Effect the Partnership Merger...........................   7
         5.2   Conditions to Obligations of the Company and G & L Operating Partnership to Effect the
               Partnership Merger...............................................................................   7

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
         5.3   Conditions to Obligations of Acquiror and Acquiror Sub to Effect the Partnership Merger..........   8

ARTICLE VI. TERMINATION.........................................................................................   8

         6.1   Termination......................................................................................   8
         6.2   Effect of Termination............................................................................   8

ARTICLE VII. MISCELLANEOUS......................................................................................   9

         7.1   Non-Survival of Representations and Warranties...................................................   9
         7.2   Amendment........................................................................................   9
         7.3   Waiver...........................................................................................   9
         7.4   Notices..........................................................................................   9
         7.5   Entire Agreement.................................................................................  10
         7.6   Parties in Interest..............................................................................  10
         7.7   Material Events..................................................................................  10
         7.8   Headings.........................................................................................  10
         7.9   Interpretation...................................................................................  10
         7.10  Assignment.......................................................................................  11
         7.11  Governing Law....................................................................................  11
         7.12  Costs and Expenses...............................................................................  11
         7.13  Counterparts.....................................................................................  11
         7.14  Severability.....................................................................................  11

                         PARTNERSHIP MERGER AGREEMENT
                         ----------------------------


     THIS PARTNERSHIP MERGER AGREEMENT (this "Agreement"), dated as of May 10, 2001, is by and among G & L ACQUISITION, LLC, a Maryland limited liability company ("Acquiror"), G & L PARTNERSHIP, LLC, a Delaware limited liability company ("Acquiror Sub"), G & L REALTY CORP., a Maryland corporation (the "Company"), and G & L REALTY PARTNERSHIP, L.P., a Delaware limited partnership ("G & L Operating Partnership").

                                   RECITALS

     A. Acquiror and the Company have entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement"), whereby upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the Maryland General Corporation Law and the Maryland Limited Liability Company Act, Acquiror will merge with and into the Company (the "Merger"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement.

     B. Acquiror is the sole member of Acquiror Sub, and the Company is the general partner of G&L Operating Partnership and is sometimes referred to as the "General Partner."

     C. Simultaneously with the Merger, Acquiror Sub will merge with and into G & L Operating Partnership (the "Partnership Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the "DRULPA") and the Delaware Limited Liability Company Act (the "DLLCA").

     D. The Board of Directors of the Company, the members of Acquiror and Acquiror Sub and the requisite holders of partnership units ("Partnership Units") in G & L Operating Partnership, as defined in the Agreement of Limited Partnership of G & L Operating Partnership, dated November 13, 1993, as amended ("G & L Partnership Agreement"), in light of and subject to the terms and conditions set forth herein, have approved this Agreement and the Partnership Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Partnership Merger, and the manner of carrying the same into effect, the parties hereto agree as follows:

                                  ARTICLE I.
                            THE PARTNERSHIP MERGER

     1.1 The Partnership Merger. Upon the terms and subject to the conditions of this Agreement, Acquiror Sub shall be merged with and into G & L Operating Partnership, with G & L Operating Partnership as the surviving entity (the surviving entity in the Partnership Merger is sometimes referred to as the "Surviving Partnership").

     1.2 Closing. On the terms and subject to the conditions of this Agreement and provided that this Agreement has not been terminated pursuant to Article VI, the closing of the transactions contemplated by this Agreement (the "Closing") will take place simultaneously with and at the same location as the Closing of the Merger, as set forth in Section 1.2 of the Merger Agreement, unless another time, date or place is agreed to in writing by the parties.

     1.3 Effective Time. At the Closing, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DRULPA and the DLLCA. The Partnership Merger shall become effective as of the date and time of such filing, or such other time within 24 hours after such filing as the parties hereto shall agree to be set forth in the Certificate of Merger (the "Effective Time"), which, in either case, shall be immediately following the effective time of the Merger.

     1.4 Effect of the Partnership Merger. The parties agree to the following provisions with respect to the Partnership Merger:

          (a) Name of Surviving Partnership. The name of the Surviving Partnership shall from and after the Effective Time be and continue to be "G & L Realty Partnership, L.P." until changed in accordance with applicable law.

          (b) Certificate of Limited Partnership. The certificate of limited partnership of G & L Operating Partnership, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be and continue to be the certificate of limited partnership of the Surviving Partnership until changed or amended in accordance therewith and applicable law.

          (c) Agreement of Limited Partnership. The G & L Partnership Agreement, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be and continue to be the partnership agreement of the Surviving Partnership until changed or amended in accordance therewith and applicable law.

          (d) Organization. At the Effective Time, the separate existence of Acquiror Sub shall cease, and G & L Operating Partnership as the Surviving Partnership and successor shall succeed to Acquiror Sub in the manner of and as more fully set forth in Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

     1.5 Conversion of Securities. At the Effective Time, pursuant to this Agreement and by virtue of the Partnership Merger:

          (a) The Partnership Units issued and outstanding immediately prior to the Effective Time shall not be converted, exchanged, cancelled or otherwise affected by the Partnership Merger and shall remain issued and outstanding through and after the Partnership Merger.

          (b) The limited liability company member interest of Acquiror Sub under the limited liability company agreement of the Acquiror Sub, owned by Acquiror immediately prior to the Effective Time, shall be converted into the right to receive $500 in cash.

     1.6 Further Assurances. If, at any time after the Effective Time, the Surviving Partnership shall determine or be advised that any assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Partnership the right, title or interest in, to or under any of the rights, properties or assets of Acquiror Sub or G & L Operating Partnership acquired or to be acquired by the Surviving Partnership as a result of, or in connection with the Partnership Merger or otherwise to carry out this Agreement, the Surviving Partnership shall be authorized to execute and deliver, in the name and on behalf of each of Acquiror Sub and G & L Operating Partnership, all such assignments and assurances and to take and do, in the name and on behalf of each of Acquiror Sub and G & L Operating Partnership or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Partnership or otherwise to carry out this Agreement.


                                  ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND GENERAL PARTNER

     The Company, for itself and as General Partner of G & L Operating Partnership, represents and warrants to Acquiror and Acquiror Sub, except as set forth in the Disclosure Letter to the Merger Agreement, as follows:

     2.1 Organization, Standing and Power. G & L Operating Partnership is duly organized and validly existing in good standing under the laws of the State of Delaware, with all requisite limited partnership power and authority to own, lease and operate its properties and conduct its business, and is duly qualified or registered and in good standing as a foreign limited partnership authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or nature of the business transacted by it makes such qualification or registration necessary, except where the failure to be so qualified or registered would not have a G & L Material Adverse Effect (as defined below).

     2.2 Authorization; Binding Agreement. G & L Operating Partnership and the Company have all requisite limited partnership or corporate, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to Stockholder Approval (as defined in the Merger Agreement). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company, except for Stockholder Approval, and no other proceedings on the part of G & L Operating Partnership or the Company are necessary to authorize this Agreement, the Partnership Merger or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by G & L Operating Partnership and the Company, and constitutes the legal, valid and binding agreement of G & L Operating Partnership and the Company, enforceable against them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     2.3 Capitalization. As of the date hereof, 2,959,072 Partnership Units are validly issued and outstanding, fully paid and nonassessable, except to the extent provided by applicable law or the G & L Partnership Agreement, of which 2,333,800 are owned by the Company. Part 2.4(d) of the Disclosure Letter to the Merger Agreement sets forth the name of each holder of Partnership Units and the number of Partnership Units owned by each such holder. The Partnership Units are not subject to any restriction established by the Company or G & L Operating Partnership or under applicable law (other than restrictions on sale imposed by applicable securities laws) except as set forth in the G & L Partnership Agreement. Except as set forth in Part 2.4(d) of the Disclosure Letter to the Merger Agreement, G & L Operating Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understanding with respect to, issuing interests in or securities convertible into or exercisable for interests in G & L Operating Partnership.

     2.4 Governmental Consents and Approvals. No consent, waiver, approval, license or authorization of or designation, declaration or filing with, any governmental agency or authority or other public persons or entities is required in connection with the execution or delivery by G & L Operating Partnership and the Company of this Agreement, or the consummation by G & L Operating Partnership or the Company of the Partnership Merger or the transactions contemplated hereby, other than (a) filings in the State of Delaware in accordance with the DRULPA and DLLCA, (b) such other consents, waivers, approvals or authorizations as are set forth in the Merger Agreement, and (c) such other consents, waivers, approvals or authorizations, the failure of which to be obtained will not have a G & L Material Adverse Effect.

     2.5 No Violation. The execution and delivery of this Agreement, the filing by the parties of the Certificate of Merger in the State of Delaware in accordance with the DRULPA and DLLCA, and the consummation by G & L Operating Partnership and the Company of the transactions contemplated hereby, will not:

          (i)   violate any provision of the G & L Partnership Agreement;

          (ii) cause G & L Operating Partnership or the Company to violate in any material respect (A) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to G & L Operating Partnership or the Company or any of their respective properties or (B) the award of any arbitrator or panel of arbitrators;

          (iii) cause the acceleration of the maturity of any material debt or obligation of G & L Operating Partnership; or

          (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or, except as contemplated by this Agreement, require the consent of any person under, or result in the creation of any lien upon any property of G & L Operating Partnership under, any agreement, indenture, lease or instrument to which the G & L

     Operating Partnership is a party or by which G & L Operating Partnership may be bound, which, individually or in the aggregate, would have a G & L Material Adverse Effect.

As used in this Agreement, "G & L Material Adverse Effect" shall mean (i) any material adverse change in the business, properties, assets, condition (financial or otherwise) or results of operations of G & L Operating Partnership, or (ii) any other change that would adversely affect, prevent or delay the ability of G & L Operating Partnership to consummate the Partnership Merger or any of the transactions contemplated hereby, but excluding in either case those that arise out of a change or development in (i) general economic or market conditions, (ii) the real estate development industry generally or (iii) any applicable law or GAAP.


                                 ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES
                         OF ACQUIROR AND ACQUIROR SUB

     Acquiror and Acquiror Sub, jointly and severally, represent and warrant to the Company and G & L Operating Partnership as follows:

     3.1 Formation and Good Standing. Acquiror Sub is a duly formed limited liability company and is existing in good standing under the laws of the State of Delaware. Acquiror Sub has heretofore delivered to the Company accurate and complete copies of its articles of organization and limited liability company agreement as currently in effect. Acquiror Sub does not own or have any subsidiary or own or hold any capital stock, security or investment in any other person or entity, other than bank accounts, certificates of deposit, money market or similar short-term investments.

     3.2 Authorization; Binding Agreement. Acquiror and Acquiror Sub have all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Acquiror and Acquiror Sub, and no other limited liability company proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement, the Partnership Merger or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and constitutes the legal, valid and binding agreement of Acquiror and Acquiror Sub, enforceable against Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     3.3 Capital Structure. The capital structure of Acquiror Sub consists of a single class of Acquiror Sub member interests, all of which will be outstanding immediately prior to the Effective Time. Acquiror is the sole member of Acquiror Sub and owns all the outstanding

Acquiror Sub interests. Acquiror Sub has not granted any rights, or entered into any agreement or commitment which obligates Acquiror Sub to issue, sell, repurchase or transfer any Acquiror Sub interests.

     3.4 No Violation. The execution and delivery of this Agreement, the filing by the parties of the Certificate of Merger in the State of Delaware in accordance with the DRULPA and the DLLCA and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, will not:

          (i) violate any provision of the articles of organization, certificate of formation, limited liability company agreement or operating agreement (as applicable) of Acquiror or Acquiror Sub; or

          (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Acquiror and Acquiror Sub or any of their respective properties or (ii) the award of any arbitrator or panel of arbitrators.

     3.5 Governmental Consents and Approvals. No consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities is required in connection with the execution or delivery by Acquiror or Acquiror Sub of this Agreement, or the consummation by Acquiror or Acquiror Sub of the Partnership Merger or the transactions contemplated hereby, other than (i) filings in the State of Delaware in accordance with the DRULPA and the DLLCA, (ii) such other consents, waivers, approvals, licenses or authorizations as are set forth in the Merger Agreement, and (iii) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Acquiror or Acquiror Sub, or the ability of Acquiror or Acquiror Sub to consummate the transactions contemplated hereby.

     3.6 Prior Activities. Acquiror Sub is newly formed and has not incurred, and will not incur, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement, the Merger Agreement and the Financing (as defined in the Merger Agreement). Except as contemplated by this Agreement, the Merger Agreement and the Financing Commitment (as defined in the Merger Agreement), Acquiror Sub has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.


                                  ARTICLE IV.
                                   COVENANTS

     4.1 Additional Actions. Upon the terms and subject to the conditions of this Agreement, and subject to the Merger Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all other action, and do or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     4.2  Notification of Certain Matters.

          (a) G & L Operating Partnership shall give prompt written notice to Acquiror and Acquiror Sub (i) if any representation or warranty made by G & L Operating Partnership contained in this Agreement that is qualified as to G & L Material Adverse Effect becomes untrue or incorrect in any respect, or any such representation or warranty that is not so qualified becomes untrue or incorrect in any material respect, or (ii) of the failure by G & L Operating Partnership to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by G & L Operating Partnership under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (b) Acquiror Sub shall give prompt written notice to the Company and G & L Operating Partnership (i) if any representation or warranty made by Acquiror Sub contained in this Agreement becomes untrue or incorrect in any material respect, or (ii) of the failure by Acquiror Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by Acquiror under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                  ARTICLE V.
                                  CONDITIONS

     5.1 Conditions to Each Party's Obligation to Effect the Partnership Merger. The respective obligations of each party to effect the Partnership Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

          (a) The Merger. All of the conditions to the closing of the Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement and the Merger shall have occurred concurrently with the Partnership Merger.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Partnership Merger, the Merger or any of the other transactions contemplated hereby or thereby shall be in effect.

     5.2 Conditions to Obligations of the Company and G & L Operating Partnership to Effect the Partnership Merger. The obligations of the Company and G & L Operating Partnership to effect the Partnership Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following additional conditions, unless waived by both the Company and G & L Operating Partnership in writing:

          (a) Representations and Warranties. The representations and warranties of each of Acquiror and Acquiror Sub set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and, except as contemplated by the

Partnership Merger or as otherwise contemplated by this Agreement, as of the Effective Time as though made on and as of the Effective Time, and the Company and G & L Operating Partnership shall have received a certificate from Acquiror and Acquiror Sub signed by their members to that effect.

          (b) Performance of Obligations. Acquiror Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and the Company and G & L Operating Partnership shall have received a certificate from Acquiror and Acquiror Sub signed by their members to that effect.

     5.3 Conditions to Obligations of Acquiror and Acquiror Sub to Effect the Partnership Merger. The obligations of Acquiror and Acquiror Sub to effect the Partnership Merger shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, unless waived by either Acquiror or Acquiror Sub in writing:

          (a) Representations and Warranties. The representations and warranties of each of the Company and G & L Operating Partnership set forth in this Agreement (i) that are qualified as to G & L Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Effective Time, in each case as though made at and as of the Effective Time, and Acquiror and Acquiror Sub shall have received a certificate from the Company and General Partner (on behalf of G & L Operating Partnership) signed by an executive officer to that effect.

          (b) Performance of Obligations. The Company and G & L Operating Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Acquiror and Acquiror Sub shall have received a certificate from the Company and General Partner (on behalf of G & L Operating Partnership) signed by an executive officer to that effect.

                                  ARTICLE VI.
                                  TERMINATION

     6.1 Termination. This Agreement shall terminate, without any further action on the part of the parties hereto, upon the termination of, and satisfaction of the conditions with respect to termination set forth in, the Merger Agreement in accordance with its terms. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time by the mutual written consent of each of the parties hereto.

     6.2 Effect of Termination. If this Agreement is terminated as provided herein, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or further obligation to any other party hereto or its stockholders, members, directors or officers in respect thereof.

                                 ARTICLE VII.
                                 MISCELLANEOUS

     7.1 Non-Survival of Representations and Warranties. The respective representations and warranties of the parties hereto contained herein or in any certificate delivered pursuant hereto shall expire with, and be terminated and extinguished upon, consummation of the Partnership Merger, and thereafter none of the parties hereto or any officer, director or member thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 7.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after consummation of the Partnership Merger.

     7.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.3  Waiver. At any time prior to the Effective Time, any party hereto may
(i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements hereunder of any other party or with any conditions to its own obligations.

     7.4 Notices. All notices, requests and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or by courier guaranteeing delivery within the next day, or by facsimile, addressed as follows or such other address as the party to be notified has furnished in writing by notice in accordance with this Section 7.4:

          (a)  if to the Company or G & L Operating Partnership, to:

               G & L Realty Corp.
               439 North Bedford Drive
               Beverly Hills, CA 90210
               Attention: David Hamer
               Facsimile: (310) 248-2222

               with copies (which shall not constitute notice), to:

               O'Melveny & Myers LLP
               400 Hope Street
               Los Angeles, CA 90071-2899
               Attention: Frederick B. McLane, Esq.
               Facsimile: (213) 430-6407

               Ballard, Spahr, Andrews & Ingersoll, LLP
               300 East Lombard Street, 19th Floor
               Baltimore, MD 21202-3266
               Attention: James J. Hanks, Jr., Esq.
               Facsimile: (410) 528-5650

          (b)  if to Acquiror or Acquiror Sub, to:

               G & L Acquisition, LLC
               c/o Daniel M. Gottlieb
               439 North Bedford Drive
               Beverly Hills, CA 90210
               Facsimile: (310) 248-2222

               with a copy (which shall not constitute notice), to:

               Heller Ehrman White & McAuliffe LLP
               601 South Figueroa Street, 40th Floor
               Los Angeles, CA 90017
               Attention: Neal H. Brockmeyer, Esq.
               Facsimile: (213) 614-1868

Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered, if delivered personally, on the day after the sending thereof, if by courier, or when transmission is acknowledged, if by facsimile (or, if such day is not a business day in California or if the notice, request or other communication is not sent by facsimile during business hours at the place of receipt, on the next following business day); provided that if any such notice, request or other communication is given by facsimile, a copy shall also be sent by certified mail or by overnight courier addressed as indicated above.

     7.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

     7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     7.7 Material Events. At all times prior to the Effective Time, each party shall promptly notify the other party or parties in writing of the occurrence of any event of which it obtains knowledge which will or may reasonably be expected to result in a failure to satisfy any of the conditions specified in Article V hereof.

     7.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 Interpretation. As used herein, "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. When a reference is made in this Agreement to an Article, Section or subsection such reference shall be to an Article, Section or subsection of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in

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

this Agreement, they shall be deemed to be followed by the words "without limitation." "Or" is used in its inclusive sense. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or any question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     7.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or deleted, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

     7.11 Governing Law. Except to the extent that the DRULPA and the DLLCA shall govern the Partnership Merger, this Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof.

     7.12 Costs and Expenses. The parties hereto shall bear expenses in connection with the negotiation and performance of this Agreement, and the consummation of the Partnership Merger and the transactions contemplated hereby and thereby, in accordance with and as provided under the Merger Agreement.

     7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     7.14 If any term or provision of this Agreement is invalid or unenforceable in any jurisdiction by reason of any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        G & L ACQUISITION, LLC


                                        By:  /s/ Daniel M. Gottlieb
                                           -----------------------------
                                             Daniel M. Gottlieb
                                             Member

                                        By:  /s/ Steven D. Lebowitz
                                           -----------------------------
                                             Steven D. Lebowitz
                                             Member


                                        G & L PARTNERSHIP, LLC

                                        By G & L Acquisition, LLC
                                            as its Sole Member

                                        By:  /s/ Daniel M. Gottlieb
                                           -----------------------------
                                             Daniel M. Gottlieb
                                             Member

                                        By:  /s/ Steven D. Lebowitz
                                           -----------------------------
                                             Steven D. Lebowitz
                                             Member


                                        G & L REALTY CORP.


                                        By:  /s/ John Rauch
                                           -----------------------------
                                             John Rauch
                                             Senior Vice President


                                        G & L REALTY PARTNERSHIP, L.P.

                                        By G & L Realty Corp.
                                            as its General Partner


                                        By:  /s/ John Rauch
                                           -----------------------------
                                             John Rauch
                                             Senior Vice President

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